SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 30, 2005

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2005, PepsiCo, Inc. (“PepsiCo” or the “Company”) announced the appointment of Dawn E. Hudson as President & CEO of Pepsi-Cola North America (“PCNA”) and John C. Compton as President & CEO of QTG, consisting of the Quaker Foods and Tropicana/Gatorade divisions in the U.S. and Canada. Ms. Hudson and Mr. Compton will report directly to Chairman and CEO, Steven S Reinemund. The information in the press release included as Exhibit 99.1 to this report is incorporated herein by reference.

Ms. Hudson, 47, has served as President of PepsiCo’s PCNA division since June 2002. She served as Senior Vice President of Strategy and Marketing for PCNA from November 1998 through June 2002.

Mr. Compton, 43, has served as Vice Chairman of PepsiCo’s Frito-Lay North America (“FLNA”) division and President, Salty Snacks, since September 2004. From February 2003 through September 2004, he served as President, Salty Snacks, for FLNA. Mr. Compton served as FLNA’s Chief Marketing Officer from August 2001 through February 2003, Senior Vice President of North American Quaker Integration from December 2000 through August 2001 and FLNA’s Senior Vice President of Sales from August 1998 though December 2000.

PepsiCo also announced that Gary M. Rodkin, 52, Chairman and CEO of PepsiCo Beverages and Foods North America (PBF), would leave the Company effective July 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005	PepsiCo, Inc.

	By:	/S/ ROBERT E. COX
Robert E. Cox
Vice President, Deputy General Counsel and Assistant Secretary